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                                                                  EXHIBIT 10ii-4


                               ELEVENTH AMENDMENT

                                       TO

                 AMERITECH MANAGEMENT SUPPLEMENTAL PENSION PLAN


         RESOLVED, that pursuant to the authority granted to this Committee, the Ameritech Management Supplemental Pension Plan (the "Plan") is hereby amended as follows effective as of April 1, 1993:

1.       To add the following as the second sentence of Section 2:
         "An individual shall also commence participating in the Supplemental Plan as of the first date on which such individual ceases to be a Senior Management Employee (as defined in the Ameritech Senior Management Retirement and Survivor Protection Plan) if such individual is a former Senior Management Employee who is no longer entitled to a supplemental benefit under the Ameritech Senior Management Retirement and Survivor Protection Plan by reason of the final sentence of subsection 2.1 of that Plan and such individual's Modified Compensation (as defined in subsection 3.1) includes awards or salary deferrals as described in item (ii) of subsection 3.1."

2. To delete subsection 3.1(a) in its entirety and substitute the following therefor:

         "(a) the amount of the benefit payment (expressed in the form of the benefit payable to or on account of the individual under the Pension
         Plan) that would have been payable to or on account of the individual under the Pension Plan as of that date, determined without regard to the limitations imposed by either section 401(a)(17) or 415 of the Code, and determined as if the individual's compensation under the Pension Plan were equal to the individual's Modified Compensation (as defined below);" and

3.       To add the following as the final paragraph of subsection 3.1:

         "An individual's Modified Compensation as of any date shall be equal to the amount that would be the individual's compensation as of the date under the Pension Plan if it included:

         (i) the amount of any incentive compensation or bonus deferred under the Ameritech Senior Management Supplemental Savings and Deferral Plan, and


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         (ii)  solely with respect to any former Senior Management
         Employee (as defined in the Ameritech Senior Management Retirement and Survivor Protection Plan) who is no longer entitled to a supplemental benefit under the Ameritech Senior Management Retirement and Survivor Protection Plan by reason of the final sentence of subsection 2.1 of that Plan, the amount of such individual's actual awards under Ameritech's or an Employer's Senior Management Short Term Incentive Plan, and the amount of any salary deferrals under the Ameritech Senior Management Supplemental Savings and Deferral Plan, (all without regard to any deferral of such incentive compensation, bonus, awards or salary under the Ameritech Senior Management Supplemental Savings and Deferral Plan)."

         I, Carol J. Ogren, Secretary of the Ameritech Benefit Plan Committee, hereby certify that the foregoing is a correct copy of a resolution adopted by the Ameritech Benefit Plan Committee on April 22, 1993, and that the resolution has not been changed or repealed.


                                           /s/ CAROL J OGREN
                                          --------------------
                                               Secretary